Exhibit 99.1

SUPERIOR ENERGY SERVICES ANNOUNCES PLAN TO VOLUNTARILY SUSPEND ITS

REPORTING OBLIGATIONS WITH THE SEC

Houston, December 20, 2024 – Superior Energy Services, Inc. (the “Company”) today announced that its Board of Directors (the “Board”) and holders of a majority of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) have approved a plan to suspend the obligation of the Company to file periodic reports and other information pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the completion of a “going private” transaction (the “Transaction”), which will consist of a reverse stock split (the “Reverse Stock Split”), to be followed immediately by a forward stock split (the “Forward Stock Split” and together with the Reverse Stock Split, the “Stock Splits”).

To suspend the Company’s reporting obligations, the Company must reduce the number of stockholders of record of the Class A Common Stock to below 300. To accomplish this, the Board and holders of a majority of the Class A Common Stock have approved amending the Company’s second amended and restated certificate of incorporation to effect the Stock Splits at a ratio of (i) not less than 1-for-700 and not greater than 1-for-800, in the case of the Reverse Stock Split (the “Reverse Stock Split Ratio”), and (ii) not less than 700-for-1 and not greater than 800-for-1, in the case of the Forward Stock Split (together with the Reverse Stock Split Ratio, the “Stock Split Ratios”), with the exact Stock Split Ratios to be set within the foregoing range at the discretion of the Board. Holders of less than the minimum number of shares, which would be between 700 and 800 shares depending on the final Reverse Stock Split Ratio (the “Minimum Number”), of the Class A Common Stock would be cashed out at a price of $80.00 per pre-split share in lieu of fractional shares. Stockholders owning at least the Minimum Number of shares of the Class A Common Stock prior to the Reverse Stock Split would remain stockholders of the Company and would not receive a cash payment in lieu of fractional shares. Instead, the Forward Stock Split would reconvert whole shares and fractional share interests held by such continuing stockholders back into the same number of shares of Class A Common Stock held by such stockholders immediately prior to the Reverse Stock Split.

The Company intends to effect the Transaction as soon as practicable after all filing requirements with the U.S. Securities and Exchange Commission (the “SEC”) have been satisfied, and no earlier than the twentieth day following the mailing of a disclosure statement and notice of action taken by written consent of stockholders (the “Disclosure Statement”) to stockholders.

Although the Board and holders of a majority of the Class A Common Stock have approved the Stock Splits and suspension of the Company’s obligation to file periodic reports and other information with the SEC, the Board reserves the right to postpone or modify the foregoing at any time before they are consummated for any reason. The Board may also abandon the proposed Stock Splits at any time prior to the completion of the proposed Transaction if it believes the proposed Transaction is no longer in the best interests of the Company or its stockholders.

The Company intends to send to all of its stockholders the Disclosure Statement and such other information as may be required under Schedule 13E-3 (17 CFR §240.13e-100) (the “Schedule 13E-3”). The Company will not be sending a proxy statement or seeking proxies from its stockholders. Further information about the Transaction can be found in the Schedule 13E-3 and accompanying Disclosure Statement filed with the SEC on December 17, 2024.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. In addition to operations in North America, both on land and offshore, Superior Energy Services operates in approximately 47 countries internationally. For more information, visit: www.superiorenergy.com.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks”, “will” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position and results, financial performance, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry, U.S. and global market and economic conditions generally and macroeconomic conditions worldwide, (including inflation, interest rates, supply chain disruptions and capital and credit markets conditions) that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the quarter ended September 30, 2024 and and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Joanna Clark, Corporate Secretary

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

3